Exhibit 3.2

CONVERTIBLE NOTE

NEITHER THESE SECURITIES NOR THE SECURITIES ISSUABLE UPON CONVERSION HEREOF HAVE BEEN REGISTERED WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE OR UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). THE SECURITIES ARE RESTRICTED AND MAY NOT BE OFFERED, RESOLD, PLEDGED OR TRANSFERRED EXCEPT AS PERMITTED UNDER THE ACT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR AN EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS.

The Now Corporation

8% CONVERTIBLE PROMISSORY NOTE

THIS CONVERTIBLE PROMISSORY NOTE is issued by The Now Corporation, a corporation organized and existing under the laws of the State of Nevada (the "Company"), and is designated as its 8% Convertible Note Due November 25th, 2025.

FOR VALUE RECEIVED (for past due rent for subsidiaries), the Company hereby promises to pay to Luke Cohen, or permitted assignees (the "Holder"), the principal sum of seventy three thousand dollars (**US 73,000**) on November 25th, 2025 (the "Maturity Date"), and to pay interest on the principal sum outstanding in arrears on the Maturity Date at the rate of 8% per annum, simple interest, accruing from the date of initial issuance. Accrual of interest shall commence on the first business day to occur after the date of initial issuance and continue until payment in full of the principal sum has been made or duly provided for. All principal and accrued but unpaid interest shall be due and payable on the Maturity Date. If any interest payment date or the Maturity Date is not a business day in the State of New York, then such payment shall be made on the next succeeding business day. The Company will pay the principal of, and any accrued but unpaid interest due upon, this Note on the Maturity Date, by check or wire transfer to the person who is the registered holder of this Note as of the tenth day prior to the Maturity Date and addressed to such holder at the last address appearing on the Note Register. The forwarding of such check or money order shall constitute a payment of principal and interest hereunder and shall satisfy and discharge the liability for principal and interest on this Note to the extent of the sum represented by such check or wire transfer plus any amounts so deducted. In the event that the Holder converts the entire principal amount of the Note into shares of the Company's common stock, all accrued and unpaid interest shall also be converted into shares of the Company's common stock ("Common Stock") at the then applicable Conversion Price as described below.

This Note is subject to the following additional provisions:

1. This Note has been issued subject to investment representations of the Company and may be transferred or exchanged only in compliance with the Securities Act of 1933, as amended (the "Act"), and other applicable state and foreign securities laws. The Holder shall deliver written notice to the Company of any proposed transfer of this Note. In the event of any proposed transfer of this Note, the Company may require, prior to issuance of a new Note in the name of such other person, that it receive reasonable transfer documentation including legal opinions that the issuance of the Note in such other name does not and will not cause a violation of the Act or any applicable state or foreign securities laws. Prior to due presentment for transfer of this Note, the Company and any agent of the Company may treat the person in whose name this Note is duly registered on the Company' Note Register as the owner hereof for the purpose of receiving payment as herein provided and for all other purposes, whether or not this Note be overdue, and neither the Company nor any such agent shall be affected by notice to the contrary.

2. The Holder of this Note is entitled, at its option, to convert at any time commencing on the

Maturity Date hereof the entire principal amount of this Note and all accrued interest thereon into shares of Common Stock of the Company ("Conversion Shares") at a conversion price for each share of Common Stock ("Conversion Price") at a price per share equal to 50% of the lowest posted ask price of NWPN common shares in the preceding 30 trading days. The Holder can only convert the Note so that the amount of the Holder's beneficial ownership never exceeds 9.9% of the total issued and outstanding common shares.

3. Conversion shall be effectuated by surrendering this Note to the Company (if such Conversion will convert all outstanding principal) together with the form of conversion notice attached hereto as Exhibit A (the "Notice of Conversion"), executed by the Holder of this Note evidencing such Holder's intention to convert this Note or a specified portion (as above provided) hereof, and accompanied, if required by the Company, by proper assignment hereof in blank. Interest accrued or accruing from the date of issuance to the date of conversion shall be paid as set forth above. No fraction of a share or scrip representing a fraction of a share will be issued on conversion, but the number of shares issuable shall be rounded to the nearest whole share. The date on which Notice of Conversion is given (the "Conversion Date") shall be deemed to be the date on which the Holder submits to the Company, via commercially acceptable means, a Notice of Conversion of form attached hereto as Exhibit A. Delivery of shares upon conversion shall be made to the address specified by the Holder in the Notice of Conversion.

4. No provision of this Note shall alter or impair the obligation of the Company, other than the conversion of the note into shares described in 3, which is absolute and unconditional, to pay the principal of, and interest on, this Note at the time, place, and rate, and in the coin or currency herein prescribed. This Note is a direct obligation of the Company.

5. No recourse shall be had for the payment of the principal of, or the interest on, this Note, or for any claim based hereon, or otherwise in respect hereof, against any incorporator, shareholder, employee, officer or director, as such, past, present or future, of the Company or any successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

6. The Holder of the Note, by acceptance hereof, agrees that this Note is being acquired for investment and that such Holder will not offer, sell or otherwise dispose of this Note or the Shares of Common Stock issuable upon conversion thereof except under circumstances which will not result in a violation of the Act or any applicable state Blue Sky or foreign laws or similar laws relating to the sale of securities.

7. This Note shall be governed by and construed in accordance with the laws of the State of Nevada. Each of the parties consents to the jurisdiction of the federal courts whose districts encompass any part of Nevada state courts of the State of Nevada sitting in connection with any dispute arising under this Agreement and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on forum non conveniens, to the bringing of any such proceeding in such jurisdictions.

8. The following shall constitute an "Event of Default":

a. The Company shall fail to perform or observe, in any material respect, any other covenant, term, provision, condition, agreement or obligation of the Company under this Note between the Company and original Holder of this Note dated of even date herewith, and such failure shall continue uncured for a period of fifteen (15) days after written notice from the Holder of such failure; or

b. Bankruptcy, reorganization, insolvency or liquidation proceedings or other proceedings for relief under any bankruptcy law or any law for the relief of debtors shall be instituted by or against the Company and, if instituted against the Company, shall not be dismissed within sixty (60) days after such institution or the Company shall by any action or answer approve of, consent to, or acquiesce in any such proceedings or admit the material allegations of, or default in answering a petition filed in any such proceeding;

Then, or at any time thereafter, and in each and every such case, unless such Event of Default shall have been waived in writing by the Holder (which waiver shall not be deemed to be a waiver of any subsequent default) at the option of the Holder and in the Holder's sole discretion, the Holder may consider this Note immediately due and payable, without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived, anything herein or in any note or other instruments contained to the contrary notwithstanding, and the Holder may immediately enforce any and all of the Holder's rights and remedies provided herein or any other rights or remedies afforded by law. If the Company fails to make any payment of principal, interest or other amount coming due pursuant to the provisions of this Note within five (5) calendar days of the date due and payable, the Company shall issue common shares to the Holder pursuant to the conversion terms specified in section 3 of this agreement unless Holder wishes to not convert. Upon the occurrence of any Event of Default and during the continuance thereof, the then outstanding principal amount of this Note shall bear interest at a rate per annum (based on the actual number of days that principal is outstanding over a year of 360 days) of nine percent 9%) (the "Default Rate"). Additionally, upon an Event of Default that has not been cured in accordance with the terms of this Note, the Default Rate shall be retroactively applied to the Note from the initial issuance date through and including the date of the Event of Default, thereby increasing the amount of interest due and payable to Holder ("Retroactive Interest"). The Retroactive Interest, however, shall not apply to the Holder's Non-Dilution Rights set forth in the Agreement. The Default Rate shall continue to apply whether or not judgment shall be entered on this Note. The Default Rate is imposed as liquidated damages for the purpose of defraying the Holder's expenses incident to the handling of delinquent payments, but are in addition to, and not in lieu of, the Holder's exercise of any rights and remedies hereunder, under the other Loan Documents or under applicable law, and any fees and expenses of any agents or attorneys which the Holder may employ. In addition, the Default Rate reflects the increased credit risk to the Holder of carrying a loan that is in default. The Company agrees that the Default Rate is a reasonable forecast of just compensation for anticipated and actual harm incurred by the Holder, and that the actual harm incurred by the Holder cannot be estimated with certainty and without difficulty

9. Nothing contained in this Note shall be construed as conferring upon the Holder the right to vote or to receive dividends or to consent or receive notice as a shareholder in respect of any meeting of shareholders or any rights whatsoever as a shareholder of the Company, unless and to the extent converted in accordance with the terms hereof.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed by an officer thereunto duly authorized.

Dated: November 25th, 2024

The Now Corporation

By: ______________________
Name: Alfredo Papadakis
Title: Director

CONSENTED TO BY:

By: ______________________
Luke Cohen

EXHIBIT A TO CONVERTIBLE NOTE

NOTICE OF CONVERSION

(To be Executed by the Registered Holder in order to Convert the Note)

The undersigned hereby irrevocably elects to convert $ _______________ of the principal amount and accrued interest of the above Note No. ___ into Shares of Common Stock of The Now Corporation according to the conditions hereof, as of the date written below.

Date of Conversion*_______________________________________

Conversion Price *____

Accrued Interest____

Signature____

[Name]

Address:____

____ *If such conversion represents the remaining principal balance of the Note, the original Note must accompany this notice within three business days.

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